Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Research Frontiers Incorporated:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration
Statement of our reports dated March 5, 2009, relating to the consolidated financial statements, the effectiveness of Research Frontiers Incorporated's internal control over financial reporting, and schedule of Research Frontiers Incorporated appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the caption "Experts" in the Prospectus.


                              /s/ BDO Seidman, LLP
                                  BDO Seidman, LLP

  Melville, New York
  May 7, 2009